Exhibit 99.1

Communications Sales & Leasing, Inc.’s

Unaudited Pro Forma Combined Financial Data

The following unaudited pro forma consolidated financial statements present Communications Sales & Leasing, Inc.’s (“CS&L” or the “Company”) unaudited pro forma combined statements of income for the nine months ended September 30, 2016 and the year ended December 31, 2015.  These statements have been derived from (a) (i) the historical financial statements of CS&L for the period from April 24, 2015 to December 31, 2015; (ii) the historical financial statements of CS&L for the period from January 1, 2016 to September 30, 2016, which includes the results of PEG Bandwidth, LLC (“PEG”) from the May 2, 2016 acquisition date to September 30, 2016 and the results of Tower Cloud, Inc. (“Tower Cloud”) from the August 31, 2016 acquisition date to September 30, 2016; and (iii) the historical financial statement of the Consumer Competitive Local Exchange Carrier Business (the “Consumer CLEC Business”) for the period from January 1, 2015 to April 24, 2015, all of which were previously filed with the Securities and Exchange Commission (“SEC”); (b) the historical financial statements of PEG, for the period from January 1, 2015 to May 1, 2016; and (c) the historical financial statements of Tower Cloud for the period from January 1, 2015 to August 31, 2016.

The following unaudited pro forma combined financial statements give effect to the acquisition of Tower Cloud and the related transactions, including: (i) revolving credit facility borrowings and related interest expense to fund the cash portion of the purchase consideration and (ii) issuance of 1.9 million shares of the Company’s common stock, $0.0001 par value (“Common Stock”), for purchase consideration.  Additionally, the unaudited pro forma combined financial statements give effect to the acquisition of PEG and the related transactions, including: (i) revolving credit facility borrowings and related interest expense to fund the cash portion of the purchase consideration, (ii) issuance of 1 million shares of the Company’s common stock, $0.0001 par value, for purchase consideration, and (iii) issuance of 87,500 shares of the Company’s 3% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) for purchase consideration.  The unaudited pro forma combined financial statements also give effect to our spin-off from Windstream and the related transactions for the period prior to the spin-off from Windstream Holdings, Inc. (“Windstream Holdings” and together with its consolidated subsidiaries “Windstream”) on April 24, 2015, including: (iv) the transfer of the Distribution Systems (as defined below) from Windstream to CS&L, (v) rental income associated with the Master Lease between CS&L and Windstream, (vi) transport, provisioning and repair services with the Wholesale Agreement between CS&L and Windstream, (vii) billing and collection services with the Master Services Agreement between CS&L and Windstream, and (viii) the issuance of $3.65 billion of long-term debt.  The unaudited pro forma combined statements of income assumes the spin-off from Windstream, the purchase of PEG and the purchase of Tower Cloud occurred on January 1, 2015.

The pro forma adjustments are based on currently available information and assumptions we believe are reasonable, factually supportable, directly attributable to the spin-off from Windstream, and the acquisition of PEG and Tower Cloud, and for the purposes of the pro forma combined statement of income, are expected to have a continuing impact on us.

Our unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to our unaudited pro forma combined financial statements.  The following unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to reflect the results we may achieve in future periods or the historical results that would have been obtained had the spin off from Windstream or acquisition of PEG and Tower Cloud occurred on January 1, 2015.  Our unaudited pro forma combined financial statements also do not give effect to the potential impact of final purchase accounting adjustments, current financial conditions, any anticipated synergies, operating efficiencies, costs savings, or integration costs that may result from the transactions described above.

Our unaudited pro forma combined financial statements are derived from, and should be read in conjunction with the historical financial statements of CS&L, the Consumer CLEC Business, PEG and Tower Cloud and accompanying notes previously filed with the SEC.

Communications Sales & Leasing, Inc.

Unaudited Pro Forma Statement of Income

Nine Months Ended September 30, 2016

	Historical					Historical
(Thousands, except per share data)	CS&L	PEG Bandwidth, LLC January 1 - May 1, 2016	Pro Forma PEG Adjustments		Pro Forma CS&L and PEG Combined	Tower Cloud, Inc. January 1 - August 31, 2016	Pro Forma Tower Cloud Adjustments		Pro Forma Combined
Revenues:
Leasing	$507,216	$-	$-		$507,216	$-	$-		$507,216
Fiber Infrastructure	38,995	27,302	(73)	(A)	66,224	27,701	(56)	(J)	93,869
Consumer CLEC	17,277	-	-		17,277	-	-		17,277
Total revenues	563,488	27,302	(73)		590,717	27,701	(56)		618,362
Costs and Expenses:
Interest expense	204,607	3,250	149	(B)	208,006	3,119	442	(K)	211,567
Depreciation and amortization	275,448	11,113	634	(C)	287,195	13,258	3,069	(L)	303,522
General and administrative expense	23,619	6,042	(214)	(D)	29,447	5,990	(792)	(M)	34,645
Operating expenses	30,322	10,246	(11)	(D)	40,557	13,462	-		54,019
Other expenses, net	-	29	-		29	1,353	-		1,382
Transaction related costs	24,435	2,820	(13,298)	(E)	13,957	1,356	(10,266)	(N)	5,047
Total costs and expenses	558,431	33,500	(12,740)		579,191	38,538	(7,547)		610,182

Income before income taxes	5,057	(6,198)	12,667		11,526	(10,837)	7,491		8,180
Income tax expense (benefit)	899	-	-		899	-	(1,296)	(O)	(397)
Net income	4,158	(6,198)	12,667		10,627	(10,837)	8,787		8,577
Participating securities’ share in earnings	(1,164)	-	-		(1,164)	-	-		(1,164)
Accretion of preferred units to redemption value	-	(3,677)	3,677	(F)	-	-	-		-
Dividends declared on convertible preferred stock	(1,087)	-	(875)	(G)	(1,962)	-	-		(1,962)
Amortization of discount on convertible preferred stock	(1,241)	-	(992)	(H)	(2,233)	-	-		(2,233)
Net income applicable to common shareholders	$666	$(9,875)	$14,477		$5,268	$(10,837)	$8,787		$3,218

Earnings per common share:
Basic	$0.00								$0.02
Diluted	$0.00								$0.02

Weighted-average number of common shares outstanding
Basic	151,578		1,000	(I)			1,875	(P)	154,453
Diluted	151,716		1,000	(I)			1,875	(P)	154,591

See accompanying Notes to the Unaudited Pro Forma Combined Financial Data

Communications Sales & Leasing, Inc.

Unaudited Pro Forma Statement of Income

Year Ended December 31, 2015

	Historical					Historical			Historical
(Thousands, except per share data)	CS&L April 24 - December 31, 2015	Consumer CLEC January 1 - April 24, 2015	Pro Forma CS&L Adjustments		Pro Forma Adjusted CS&L	PEG Bandwidth LLC	Pro Forma PEG Adjustments		Tower Cloud, Inc.	Pro Forma Tower Cloud Adjustments		Pro Forma Combined
Revenues:
Leasing	$458,614	$-	$209,424	(Q)	$668,038	$-	$-		$-	$-		$668,038
Fiber Infrastructure	-	-	-		-	76,143	(231)	(A)	41,455	(85)	(J)	117,282
Consumer CLEC	17,700	10,149	-		27,849	-	-		-	-		27,849
Total revenues	476,314	10,149	209,424		695,887	76,143	(231)		41,455	(85)		813,169
Costs and Expenses:
Interest expense	181,797	-	82,548	(R)	264,345	22,414	(10,340)	(B)	4,445	607	(K)	281,471
Depreciation and amortization	238,748	1,283	108,400	(S)	348,431	30,888	2,007	(C)	18,584	4,603	(L)	404,513
General and administrative expense	11,208	22	5,026	(T)	16,256	14,415	(758)	(D)	8,110	(328)	(M)	37,695
Operating expenses	13,743	5,552	2,328	(U)	21,623	31,128	(36)	(D)	19,399	-		72,114
Other expenses, net	-	-	-		-	619	-		982	-		1,601
Transaction related costs	5,210	-	-		5,210	-	(3,137)	(E)	-	-		2,073
Total costs and expenses	450,706	6,857	198,302		655,865	99,464	(12,264)		51,520	4,882		799,467

Income before income taxes	25,608	3,292	11,122		40,022	(23,321)	12,033		(10,065)	(4,967)		13,702
Income tax expense (benefit)	738	-	463	(V)	1,201	-	-		-	(5,822)	(O)	(4,621)
Net income	24,870	3,292	10,659		38,821	(23,321)	12,033		(10,065)	855		18,323
Participating securities’ share in earnings	(1,152)	-	-		(1,152)	-	-		-			(1,152)
Accretion of preferred units to redemption value	-	-	-		-	(10,508)	10,508	(F)	-	-		-
Dividends declared on convertible preferred stock	-	-	-		-	-	(2,625)	(G)	-	-		(2,625)
Amortization of discount on convertible preferred stock	-	-	-		-	-	(2,872)	(H)	-	-		(2,872)
Net income applicable to common shareholders	$23,718	$3,292	$10,659		$37,669	$(33,829)	$17,044		$(10,065)	$855		$11,674

Earnings per common share:
Basic	$0.16											$0.08
Diluted	$0.16											$0.08

Weighted-average number of common shares outstanding
Basic	149,835						1,000	(I)		1,875	(P)	152,710
Diluted	149,835						1,000	(I)		1,875	(P)	152,710

See accompanying Notes to the Unaudited Pro Forma Combined Financial Data

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data

Basis of Presentation

On April 24, 2015, in connection with the separation and spin-off of CS&L from Windstream Holdings, Inc. (“Windstream Holdings” and together with its consolidated subsidiaries “Windstream”), Windstream contributed certain telecommunications network assets, including fiber and copper networks and other real estate (the “Distribution Systems”), and the Consumer CLEC Business, a small consumer competitive local exchange carrier business, to CS&L in exchange for cash, shares of common stock of CS&L and certain indebtedness of CS&L (the “Spin-Off”).

On May 2, 2016, CS&L completed its previously announced acquisition of PEG Bandwidth, LLC.  As a result of the acquisition, PEG Bandwidth, LLC is a wholly-owned subsidiary of CS&L.  On August 31, 2016, CS&L completed its previously announced acquisition of Tower Cloud, Inc. As a result of the acquisition, Tower Cloud, Inc. is a wholly-owned subsidiary of CS&L. The unaudited pro forma combined financial statements give effect to the Spin-Off, the acquisition of PEG, the acquisition of Tower Cloud, and the related transactions discussed above.

Consideration Transferred

The acquisitions of PEG and Tower Cloud have been accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values, with any excess of the purchase price over the estimated fair values of the identifiable net assets acquired recorded as goodwill.  Additionally, ASC 805 establishes that the common stock issued to effect the acquisition be measured at the closing date of the transaction at the then-current market price.

PEG Bandwidth, LLC

The fair value of the consideration transferred is as follows:

(Thousands)
Cash transferred(1)	$323,248
Fair value of CS&L Series A Convertible Preferred Stock Issued(2)	78,566
Fair value of CS&L common stock issued(3)	23,230
Total value of consideration transferred	$425,044

(1)	The cash transferred was funded through cash on hand and borrowings on CS&L’s revolving credit facility.
(2)

The liquidation value of our Series A Convertible Preferred Stock is $87.5 million.  The fair value was estimated using an income approach framework, including valuing the conversion feature using a Black-Scholes model.

(3)	The fair value of the CS&L common shares of $23.2 million was calculated by multiplying the 1 million CS&L common shares by $23.23, the closing trading price of CS&L common stock on April 29, 2016.

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

Preliminary Purchase Price Allocation

The following is a summary of the preliminary estimated fair values of the net assets acquired:

(Thousands)
Property, plant and equipment	$293,415
Cash and cash equivalents	7,003
Accounts receivable	6,230
Other assets	5,161
Intangible assets	38,000
Accounts payable, accrued expenses and other liabilities	(9,075)
Deferred revenue	(12,700)
Capital lease obligations	(49,195)
Net assets acquired	$278,839
Goodwill	$146,205

The above purchase price allocation is considered preliminary and is subject to revision upon resolution of contractual adjustments, such as working capital adjustments, set forth in the merger agreement.

Tower Cloud, Inc.

The fair value of the consideration transferred is as follows:

(Thousands)
Cash transferred(1)	$187,749
Fair value of contingent consideration	98,600
Fair value of CS&L common stock issued(2)	58,515
Total value of consideration transferred	$344,864

(1)	The cash transferred was funded through cash on hand and borrowings on CS&L’s revolving credit facility.
(2)

Per the merger agreement, Tower Cloud received 1.9 million common shares of CS&L common stock. The acquisition date fair value of the CS&L common stock was calculated by multiplying 1.9 million CS&L common shares by $31.20, the closing trading price of CS&L common stock on August 31, 2016.

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

Preliminary Purchase Price Allocation

The following is a summary of the preliminary estimated fair values of the net assets acquired:

(Thousands)
Property, plant and equipment	$163,680
Cash and cash equivalents	14,346
Accounts receivable	3,043
Other assets	2,595
Intangible assets	116,218
Accounts payable, accrued expenses and other liabilities	(16,782)
Deferred revenue	(23,900)
Deferred income taxes	(24,840)
Capital lease obligations	(6,750)
Net assets acquired	$227,610
Goodwill	$117,254

The above purchase price allocation is considered preliminary and is subject to revision when the valuation of assets and liabilities are finalized upon receipt of the final valuation report from a third party valuation expert, and resolution of contractual adjustments, such as working capital adjustments, set forth in the merger agreement.

Pro Forma Adjustments

(A) To reflect the adjustment to deferred revenue related to estimated purchase accounting adjustments.

(B) To reflect the adjustment to interest expense related to the draw on the revolving credit facility, offset by removal of interest expense related to PEG’s loan from parent, calculated as follows:

(Thousands)	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Revolving credit facility (LIBOR + 2.25%)	$2,897	$7,907
Capital lease obligation adjustment	251	701
Remove PEG interest expense on loan from parent	(2,466)	(17,428)
Remove PEG amortization of deferred financing costs and debt discount	(533)	(1,520)
Net adjustment to interest expense	$149	$(10,340)

For the purposes of the unaudited pro forma combined financial statements, we have assumed LIBOR as the average monthly 1-month LIBOR rate during the periods presented.  For the nine months ended September 30, 2016, the average 1-month LIBOR rate was 0.46%, and for the year ended December 31, 2015 was 0.20%.

(C) To reflect impact on depreciation and amortization of step-up in net assets acquired.

(D) To reflect removal of PEG stock-based compensation expense, as all PEG stock-based awards were cancelled at closing in accordance with the purchase agreement.

(E) To remove acquisition and transaction costs directly attributable to the acquisition of PEG.

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

(F) To remove the impact of the accretion of PEG preferred units to their redemption value, as CS&L acquired 100% of the interests in PEG.

(G) To reflect preferred stock dividends related to the issuance of 87,500 shares of Convertible Preferred Stock, with a liquidation preference of $87.5 million.

(H) To reflect accretion of the estimated fair value of the Convertible Preferred Stock issued in partial consideration for the acquisition of PEG to its liquidation value.  The difference is amortized, using the effective interest rate method, over the expected term of the Convertible Preferred Stock, which is estimated at 3 years. Based on the estimated fair value of the Convertible Preferred stock, the accretion was calculated assuming a 3.66% effective interest rate.

(I) To reflect the issuance of 1 million shares of CS&L common stock in partial consideration for the acquisition of PEG.

(J) To reflect the adjustment to deferred revenue related to estimated purchase accounting adjustments.

(K) To reflect the adjustment to interest expense related to the draw on the revolving credit facility, offset by removal of interest expense related to Tower Cloud’s revolving loan agreement, calculated as follow:

(Thousands)	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Revolving credit facility (LIBOR + 2.25%)	$2,697	$3,695
Remove Tower Cloud interest expense on revolving loan agreement	(2,040)	(2,878)
Remove Tower Cloud amortization of deferred financing costs and debt discount	(215)	(210)
Net adjustment to interest expense	$442	$607

For the purposes of the unaudited pro forma combined financial statements, we have assumed LIBOR as the average monthly 1-month LIBOR rate during the periods presented.  For the nine months ended September 30, 2016, the average 1-month LIBOR rate was 0.46%, and for the year ended December 31, 2015 was 0.20%.

(L) To reflect impact on depreciation and amortization of step-up in net assets acquired.

(M) To reflect removal of Tower Cloud stock-based compensation expense, as all Tower Cloud stock-based awards were cancelled at closing in accordance with the purchase agreement.

(N) To remove acquisition and transaction costs directly attributable to the acquisition of Tower Cloud.

(O) To reflect the estimated deferred taxes and income tax expense. This does not reflect CS&L’s effective tax rate, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

(P) To reflect the issuance of 1.9 million shares of CS&L common stock in partial consideration for the acquisition of Tower Cloud.

(Q) To reflect rental income associated with the Master Lease with Windstream Holdings for the period from January 1, 2015 to the Spin-Off, recognized on a straight-line basis to include the effects of base rent escalations over the initial term of the Master Lease.

(R) To reflect interest expense for the period January 1, 2015 to the Spin-Off on the $3.65 billion of long-term debt issued in connection with the Spin-Off.  Interest expense for the period was computed as follows:

(Thousands)
Senior secured term loan B – variable rate	$41,372
Senior secured notes – 6.00%	7,600
Senior unsecured notes – 8.25%	28,999
Amortization of debt discounts and debt costs	4,577
Net increase in interest expense	$82,548

All of CS&L’s variable rate debt has been fixed through interest rate swaps, with a weighted-average fixed rate of 6.105%.  The interest expense on the senior secured term loan B takes into account the impact of these interest rate swaps.

(S) To reflect depreciation expense for the period January 1, 2015 to the Spin-Off, related to the Distribution System assets transferred to CS&L by Windstream.

(T) To reflect general and administrative expense of CS&L from January 1, 2015 to the Spin-Off.

(U) To adjust CLEC operating expense to reflect the removal of interconnection costs incurred by the Consumer CLEC business for the period January 1, 2015 to the Spin-Off, offset by costs incurred under the Wholesale Master Services Agreement between CS&L and Windstream Holdings, pursuant to which Windstream Holdings and its affiliates provide CS&L network transport services for the Consumer CLEC business.

(V) To reflect federal and state income tax expense related to the operations of our leasing business and Consumer CLEC business for the period January 1 to the Spin-Off.